UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Poniard Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 24, 2011

Dear Shareholder:

We need your vote! The Annual Meeting of Shareholders of Poniard Pharmaceuticals, Inc. was adjourned until Friday, July 8, 2011, at 9:00 a.m., Pacific Time. The reconvened meeting will be held at Poniard’s executive offices, 750 Battery Street, Suite 330, San Francisco, California 94111. The sole purpose of the reconvened Annual Meeting will be to vote on the proposal to approve the amendment of the Company's articles of incorporation to effect a reverse stock split, as described in the earlier-mailed proxy statement dated April 27, 2011.

Although more than 91% of the votes received to date have been in favor of the amendment to effect the reverse stock split, over 51% of our outstanding common shares have not yet voted. The proposed reverse stock split, which is critical to the continuation of the Company's listing on the Nasdaq Capital Market, cannot be completed unless at least a majority of our common shares outstanding vote to approve the articles amendment (proposal 3).

Please vote your shares today. Your vote is important regardless of how many shares you own and even if you are no longer a Poniard shareholder. Please take a moment right now to ensure that your shares are represented at the reconvened Annual Meeting.

You can vote your shares via telephone, the internet, or through your stockbroker as explained in the enclosed instruction form. If you prefer not to vote via telephone or internet, please sign, date and mail the enclosed proxy card in the envelope provided. If you have any questions, please call our proxy solicitor, D. F. King & Co., Inc., toll-free at (800) 967-7635.

Thank you for your continued support.

Sincerely,

Ronald A. Martell

Chief Executive Officer

Security holders of Poniard and other investors are urged to read the definitive proxy statement dated April 27, 2011. The directors, executive officers and employees of Poniard and other persons may be deemed to be participants in the solicitation of proxies in respect of the reverse stock split and related proposals. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the proxy statement dated April 27, 2011. The definitive proxy statement is available free of charge at the SEC's web site (http://www.sec.gov ) or D. F. King & Co, Inc. (1-800-967-7635).